Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-176419, 333-183976, 333-201326 and 333-208865) and Form F-3 (333-239485, 333-251857 and 333-229021) of BioLineRx Ltd. of our report dated March 15, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F/A.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
September 9, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited